                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          HCC Insurance Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                          HCC INSURANCE HOLDINGS, INC.
                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD MAY 23, 2002 AT 8:30 A.M.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of HCC Insurance Holdings, Inc. ("HCC" or the "Company") will be held on Thursday May 23, 2002 at 8:30 a.m. Houston time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, 77024 for the following purposes:

1. To elect eleven directors for a one-year term, each to serve until the Annual Meeting of Shareholders in 2003 and until his successor is duly elected and qualifies;

2. To vote on a proposal to amend the Company's 2001 Flexible Incentive Plan (the "2001 Flexible Plan") to increase the number of shares of Common Stock for which options and other awards may be granted thereunder from 3,000,000 to 5,500,000 and to make certain other technical amendments; and

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on April 11, 2002, as the record date for determining those Shareholders who are entitled to notice of, and to vote at, the Meeting. A list of such Shareholders will be open to examination by any Shareholder at the Meeting and for a period of ten days prior to the date of the Meeting during ordinary business hours at 13403 Northwest Freeway, Houston, Texas. A copy of the Annual Report of the Company for the fiscal year ended December 31, 2001, is enclosed.

By Order of the Board of Directors,

CHRISTOPHER L. MARTIN,

Secretary

Houston, Texas
April 26, 2002

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                          HCC INSURANCE HOLDINGS, INC.
                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094
                               ------------------

                                PROXY STATEMENT
                               ------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 23, 2002
                               ------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is first being mailed on or about April 26, 2002 to Shareholders of HCC Insurance Holdings, Inc. ("HCC" or the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 23, 2002, at 8:30 a.m. Houston time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, or any postponement or adjournment thereof (the "Meeting"). A Shareholder giving a proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure.

The cost of soliciting proxies will be borne by the Company. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Georgeson Shareholder Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586 at an anticipated cost of $7,000, plus reimbursement of out-of-pocket expenses.

Only Shareholders of record on April 11, 2002 (the "Record Date") will be entitled to vote at the Meeting, and each share will have one vote. At the close of business on the Record Date, there were 62,045,500 shares of the Company's Common Stock outstanding and entitled to vote at the Meeting.

A majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy will constitute a quorum at the Meeting. The adoption of the amendments to the 2001 Flexible Plan must be approved by a majority of the shares present and voting at the Meeting. The election of Directors will be determined by a plurality of the votes cast if a quorum is present. The Board of Directors does not anticipate calling for a vote on any matter other than those described herein.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. A proxy submitted by a Shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such Shareholder with respect to a particular matter. This may occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "Non-Voted Shares") will be treated as shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares voted to abstain as to a particular matter will not be considered Non-Voted Shares. The adoption of the amendments to the 2001 Flexible Plan requires a majority of all votes cast. Thus, abstentions will have the same effect as a vote against those matters, but Non-Voted Shares will not affect the determination of whether such matters are approved. The election of Directors requires a plurality of the shares. Thus, abstentions and Non-Voted Shares will not affect the outcome of the election of Directors.

        STOCK OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (a) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (b) each Executive Officer of the Company named in the Summary Compensation Table, (c) each Director and Advisory Director and (d) all Directors, Advisory Directors and Executive Officers of the Company as a group.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL     PERCENT OF COMMON
NAME                                                          OWNERSHIP(1)(2)    STOCK OUTSTANDING
----                                                         -----------------   -----------------
Ariel Capital Management, Inc. ............................      5,286,567(3)           8.5%
  307 North Michigan Avenue
  Chicago, Illinois 60601
Stephen L. Way.............................................      3,558,917              5.7%
  13403 Northwest Freeway
  Houston, Texas 77040-6094
Frank J. Bramanti..........................................        155,882(4)             *
Edward H. Ellis, Jr. ......................................         86,000                *
J. Robert Dickerson........................................         84,000                *
Allan W. Fulkerson.........................................         82,500                *
Walter J. Lack.............................................         72,250                *
John L. Kavanaugh..........................................         68,750                *
John N. Molbeck, Jr. ......................................         57,875                *
Edwin H. Frank, III........................................         55,950(5)             *
Benjamin D. Wilcox.........................................         55,333                *
Marvin P. Bush.............................................         45,000(6)             *
Steven H. Newman...........................................         43,333                *
James R. Crane.............................................         42,500                *
Christopher L. Martin......................................         35,167                *
Patrick B. Collins.........................................         35,000                *
James C. Flagg, Ph.D.......................................          6,666                *
All Directors, Advisory Directors and Executive Officers as      4,485,123              7.2%
  a........................................................
  group (16 persons)

---------------
 *  Less than 1%.

(1) Directors, Advisory Directors and Executive Officers have sole voting and investment powers of the shares shown unless otherwise indicated.

(2) Includes shares which Directors, Advisory Directors and Executive Officers have the right to acquire upon the exercise of options within 60 days from the Record Date, including the following: Stephen L. Way -- 200,000 shares; Edward H. Ellis, Jr. -- 85,000 shares; Allan W. Fulkerson -- 75,500 shares; Benjamin D. Wilcox -- 53,333 shares; Edwin H. Frank, III -- 50,000 shares; Marvin P. Bush -- 42,500 shares; J. Robert Dickerson -- 37,500 shares; Christopher L. Martin -- 35,167 shares; Steven H. Newman -- 33,333 shares; Patrick B. Collins -- 30,000 shares; John L. Kavanaugh -- 25,000 shares; James R. Crane -- 22,500 shares; Walter J. Lack -- 15,000 shares; James C. Flagg, Ph.D. -- 6,666 shares; and all Directors, Advisory Directors and Executive Officers as a group -- 711,499 shares.

(3) The foregoing information was obtained from a Schedule 13G filed on January 22, 2002 with the Securities and Exchange Commission (the "SEC").

(4) Includes 750 shares owned of record by Mr. Bramanti's wife in trust for their children and 2,250 shares owned of record by their children. Mr. Bramanti disclaims beneficial ownership of such shares.

(5) Includes 1,200 shares owned of record by Mr. Frank's children. Mr. Frank disclaims beneficial ownership of such shares.

(6) Includes 2,500 shares owned of record by Winston Holdings, LLC, a limited liability company in which Mr. Bush has an ownership interest. Mr. Bush disclaims beneficial ownership of such shares, except to the extent of his actual pecuniary interest therein.

                      PROPOSAL I -- ELECTION OF DIRECTORS

Each Director elected at the Meeting will continue to serve for a one-year term only and until his successor is duly elected and qualified at the next annual meeting of Shareholders in 2003 or until his earlier death, resignation or removal. Each of the nominees is currently a Director of the Company. Stephen J. Lockwood, a director since 1981, retired from the Board of Directors, on March 31, 2002. John N. Molbeck, Jr., a Director, President and Chief Operating Officer of the Company is not standing for re-election and is retiring from the Company on December 31, 2002.

The following table presents information concerning persons nominated for election as Directors of the Company, including current membership on committees of the Board of Directors, principal occupation or affiliations during the last five years and certain directorships held. The Board of Directors believes that the Company and its Shareholders benefit from the wide variety of industry and professional experience which characterize the Nonemployee Director members of its Board of Directors.

Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed form of Proxy will vote in accordance with their best judgment for a substitute nominee.

INFORMATION REGARDING NOMINEES FOR DIRECTORS

                                                                                              SERVED
                                                                                                AS
                                                    PRINCIPAL OCCUPATION                     DIRECTOR
                NAME                             DURING THE PAST FIVE YEARS            AGE    SINCE
                ----                             --------------------------            ---   --------
Stephen L. Way.......................  Mr. Way founded HCC in 1974 and has served as   53      1974
                                       a Director, Chairman of the Board of Directors
                                       and Chief Executive Officer of HCC since its
                                       organization. He served as President of HCC
                                       from its founding until May, 1996. Mr. Way is
                                       a member of the Investment and Finance
                                       Committee and is also a Director and Officer
                                       of various of the Company's subsidiaries. Mr.
                                       Way is a Director of Fresh Del Monte Produce,
                                       Inc. (NYSE symbol: FDP).
Frank J. Bramanti....................  Mr. Bramanti is a Director and until his        45      1980
                                       retirement in December, 2001, was an Executive
                                       Vice President of HCC and since 1982, has
                                       served in various capacities, including
                                       Director, Secretary, Chief Financial Officer
                                       and from June, 1997 to November, 1997, interim
                                       President. Mr. Bramanti is a member of HCC's
                                       Investment and Finance Committee and a
                                       Certified Public Accountant.
Marvin P. Bush.......................  Mr. Bush is the President of Winston Capital    45      1999
                                       Management, LLC, a registered investment
                                       adviser which specializes in hedge fund
                                       investments, and the founder and a Managing
                                       Director of Winston Partners, L.P. Mr. Bush
                                       was first elected as an HCC Director in 1999
                                       and is a member of the Investment and Finance
                                       and Compensation Committees. Mr. Bush is a
                                       Director of Fresh Del Monte Produce, Inc.
                                       (NYSE symbol: FDP). Mr. Bush is also a member
                                       of the Board of Trustees for the George H. W.
                                       Bush Presidential Library.

                                                                                              SERVED
                                                                                                AS
                                                    PRINCIPAL OCCUPATION                     DIRECTOR
                NAME                             DURING THE PAST FIVE YEARS            AGE    SINCE
                ----                             --------------------------            ---   --------
James R. Crane.......................  Mr. Crane is the Chairman of the Board of       48      1999
                                       Directors and Chief Executive Officer of EGL
                                       Inc. (Nasdaq symbol: EAGL), the company he
                                       founded in 1984. Mr. Crane was first elected
                                       as an HCC Director in 1999 and is a member of
                                       the Compensation Committee.
Patrick B. Collins...................  Mr. Collins is a Certified Public Accountant a  73      1993
                                       retired partner of the international
                                       accounting firm of PricewaterhouseCoopers LLP,
                                       a position he held from 1967 through 1991. Mr.
                                       Collins has served as an HCC Director since
                                       1993 and is a member of the Audit Committee.
J. Robert Dickerson..................  Mr. Dickerson is an attorney and has served as  60      1981
                                       an HCC Director since 1981. Mr. Dickerson is
                                       the Chairman of the Audit Committee.
Edward H. Ellis, Jr. ................  Mr. Ellis is a Director, Executive Vice         59      2001
                                       President and the Chief Financial Officer of
                                       HCC. Mr. Ellis is a Certified Public
                                       Accountant with over 34 years of public
                                       accounting experience. Prior to joining HCC in
                                       October, 1997, Mr. Ellis served as a partner
                                       specializing in the insurance industry with
                                       the international accounting firm of
                                       PricewaterhouseCoopers from November, 1988 to
                                       September, 1997. Mr. Ellis was appointed to
                                       the Board of Directors in April, 2001. Mr.
                                       Ellis is a member of the Investment and
                                       Finance Committee and is also a Director and
                                       Officer of various of the Company's
                                       subsidiaries.
James C. Flagg, Ph.D. ...............  Dr. Flagg is a Certified Public Accountant and  50      2001
                                       an Associate Professor in the Department of
                                       Accounting, Lowery Mays College and Graduate
                                       School of Business at Texas A&M University,
                                       where he has served since 1988. Dr. Flagg
                                       holds a Bachelor of Science and a Master of
                                       Science in Economics and an M.B.A. and a Ph.D.
                                       in Accounting. Dr. Flagg was appointed to the
                                       Board of Directors in March, 2001 to fill a
                                       vacancy and is a member of the Audit
                                       Committee.
Edwin H. Frank, III..................  Mr. Frank is a co-founder and the Chairman of   52      1993
                                       FileControl, Inc., an international document
                                       management company. Prior to 1999, Mr. Frank
                                       was the President of Underwriters Indemnity
                                       Holdings, Inc., a subsidiary of RLI
                                       Corporation (NYSE symbol: RLI), and its former
                                       controlling shareholder, having served in such
                                       capacity since 1985. Mr. Frank has served as
                                       an HCC Director since 1993.

                                                                                              SERVED
                                                                                                AS
                                                    PRINCIPAL OCCUPATION                     DIRECTOR
                NAME                             DURING THE PAST FIVE YEARS            AGE    SINCE
                ----                             --------------------------            ---   --------
Allan W. Fulkerson...................  Mr. Fulkerson is the President and a Director   68      1997
                                       of Century Capital Management, Inc., a
                                       registered investment advisor which
                                       specializes in the financial services
                                       industry. In addition, since 1976, he has
                                       served as Chairman and Trustee of Century
                                       Shares Trust, a mutual fund established in
                                       1928 which invests primarily in financial
                                       institutions. Mr. Fulkerson has served as an
                                       HCC Director since 1997 and is the Chairman of
                                       the Investment and Finance Committee. Mr.
                                       Fulkerson is a Director of Wellington
                                       Underwriting plc. (London Stock Exchange
                                       symbol: WUN).
Walter J. Lack.......................  Mr. Lack is an attorney and a shareholder in    54      1981
                                       the law firm of Engstrom, Lipscomb & Lack, A
                                       Professional Corporation in Los Angeles,
                                       California. Mr. Lack has served as an HCC
                                       Director since 1981 and is also the Chairman
                                       of the Compensation Committee. Mr. Lack is a
                                       Director of Microvision, Inc. (Nasdaq symbol:
                                       MVIS) and SuperGen Inc. (Nasdaq symbol: SUPG).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE PROPOSED NOMINEES. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

INFORMATION REGARDING EXECUTIVE OFFICERS AND ADVISORY DIRECTORS WHO ARE NOT NOMINEES FOR DIRECTOR

                                                                                              SERVED
                                                                                               THE
                                                    PRINCIPAL OCCUPATION                     COMPANY
                NAME                             DURING THE PAST FIVE YEARS            AGE    SINCE
                ----                             --------------------------            ---   --------
John L. Kavanaugh....................  Mr. Kavanaugh is the Chief Executive Officer    58      1983
                                       of Houston Casualty Company's London branch
                                       office, and an Advisory Director of HCC, a
                                       position he has held since January, 2001.
                                       Prior to his re-engagement by the Company in
                                       January, 2001, Mr. Kavanaugh served as a
                                       Director or Advisory Director of the Company
                                       from 1983 to 1998. Mr. Kavanaugh has served as
                                       Chief Executive Officer of Bain Hogg
                                       International Ltd., a Lloyd's insurance broker
                                       and a subsidiary of Aon Corporation, from 1996
                                       to December, 2000 and as Deputy Chairman and a
                                       Director of Aon UK Holdings, Limited from
                                       January, 1999 to December, 2000.
Christopher L. Martin................  Mr. Martin is an Executive Vice President and   35      1997
                                       the General Counsel and Secretary of HCC.
                                       Prior to joining HCC in June, 1997, Mr. Martin
                                       was an attorney with the law firm of Winstead
                                       Sechrest & Minick, P.C. in Houston, Texas. Mr.
                                       Martin is a Director and Officer of various of
                                       the Company's subsidiaries.

                                                                                              SERVED
                                                                                               THE
                                                    PRINCIPAL OCCUPATION                     COMPANY
                NAME                             DURING THE PAST FIVE YEARS            AGE    SINCE
                ----                             --------------------------            ---   --------
John N. Molbeck, Jr. ................  Mr. Molbeck is a Director, and the President    55      1997
                                       and Chief Operating Officer of HCC, having
                                       served in those capacities since November,
                                       1997. Mr. Molbeck is not standing for
                                       re-election as a Director. Mr. Molbeck is a
                                       Certified Public Accountant and has been in
                                       the insurance industry for 33 years. Prior to
                                       joining HCC, Mr. Molbeck was the Managing
                                       Director of Aon Natural Resources Group, a
                                       subsidiary of Aon Corporation (NYSE symbol:
                                       AOC). Mr. Molbeck is a member of HCC's
                                       Investment and Finance Committee and is also a
                                       Director and Officer of various of the
                                       Company's subsidiaries.
Steven H. Newman.....................  Mr. Newman is a consultant to HCC and an        58      2000
                                       Advisory Director, a position he has held
                                       since November, 2000. From October, 1987 to
                                       October, 2000, Mr. Newman was Chairman of the
                                       Board of Directors and Chief Executive Officer
                                       of Underwriters Re Group, Inc. and from May,
                                       2000 to October, 2000 Chairman of the Board of
                                       Directors of Swiss Re America. Mr. Newman has
                                       also served as Chairman of the Board of
                                       Directors of the Reinsurance Association of
                                       America and President of the Casualty
                                       Actuarial Society and has represented the
                                       United States at United Nations conferences
                                       dealing with international insurance and
                                       reinsurance issues.
Benjamin D. Wilcox...................  Mr. Wilcox is an Executive Vice President of    58      1998
                                       HCC and the President and Chief Executive
                                       Officer of Houston Casualty Company, U.S.
                                       Specialty Insurance Company, HCC Life
                                       Insurance Company and Avemco Insurance
                                       Company. Prior to joining HCC in December,
                                       1998, Mr. Wilcox served as a Senior Vice
                                       President of Aon Risk Services, Inc., a
                                       subsidiary of Aon Corporation. Mr. Wilcox is a
                                       Director and Officer of various of the
                                       Company's other subsidiaries.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2001, the Board of Directors met four times and acted by written consent on various other occasions. Each Director attended or participated via teleconference in 75% or more of the meetings of the Board of Directors or the meetings of any committee on which he served. The Board of Directors has standing Audit, Compensation and Investment and Finance Committees. It does not have a standing Nominating Committee.

AUDIT COMMITTEE

The Audit Committee is composed entirely of independent Directors (as defined under the New York Stock Exchange's listing standards) who are not officers or employees of the Company ("Nonemployee Directors") and with whom the Company does not have a business relationship. In the opinion of the Board of Directors, these Directors are independent of management and free of any relationship that may interfere with the exercise of their independence from the Company and its management. The members of the Audit Committee during 2001 and currently are Patrick B. Collins, J. Robert Dickerson (Chairman) and James C. Flagg. The Audit Committee held five meetings in 2001. The Audit Committee recommends to the Board of Directors the selection of the Company's outside auditors and reviews with the independent and internal auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. See "Report of the Audit Committee" below.

COMPENSATION COMMITTEE

The Board of Directors has a Compensation Committee which consists of three Nonemployee Directors. The members of the Compensation Committee during 2001 and currently are Marvin P. Bush, James R. Crane and Walter J. Lack (Chairman). Mr. Lack has been the Chairman of the Compensation Committee since September, 1999. The Compensation Committee met twice during 2001. The Compensation Committee monitors compensation arrangements for senior management employees for consistency of corporate objectives with the interests of the Company's Shareholders; approves salary and non-salary compensation for senior management; recommends bonus programs to the Board of Directors; and administers the Company's stock option plans. See "Report of the Compensation Committee" below.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. No Executive Officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee or as a Director of the Company. No Executive Officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee.

INVESTMENT AND FINANCE COMMITTEE

The Investment and Finance Committee is currently composed of Stephen L. Way, Frank J. Bramanti, Marvin P. Bush, Edward H. Ellis, Jr., Allan W. Fulkerson (Chairman), and John N. Molbeck, Jr. The Investment and Finance Committee held four meetings in 2001. The Investment and Finance Committee is charged with establishing investment policies for the Company and its subsidiaries and directing the investment of the funds of the Company and its subsidiaries in accordance with those policies. In this regard, the Investment and Finance Committee oversees the investment management activities of General Re-New England Asset Management, Inc., a subsidiary of Berkshire Hathaway, Inc. (NYSE symbol: BRK), the Company's third party investment manager.

COMPENSATION OF DIRECTORS

A Director who is an employee of the Company is not compensated for services rendered as a member of the Board of Directors or any committee of the Board of Directors. During 2001, the Nonemployee Directors received cash compensation consisting of a fee of $3,500 for each meeting of the Board of Directors attended and $1,000 for each teleconference meeting of the Board of Directors in which they participated. An additional fee of $1,000 was paid to each Nonemployee Director committee member and $2,000 was paid to the committee chairman for each Audit, Compensation or Investment and Finance Committee meeting attended. Nonemployee Directors receive cash compensation of $500 for committee members and $1,000 for the committee chairman for each teleconference committee meeting in which they participate. The Company also reimburses its Directors for travel, lodging and related expenses incurred in attending Board or committee meetings. During January 2001, each Nonemployee Director serving at that time received an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $20.50 per share under the 1996 Nonemployee Director Stock Option Plan. In March, 2001, James C. Flagg received an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $24.00 per share in connection with his election to Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1997, the Company committed to make a $5.0 million investment as a limited partner in Century Capital Partners II, Ltd. (the "Partnership"), an investment partnership which specializes in investing in small and start-up financial services companies. Mr. Fulkerson, a Director of the Company, is a managing member of CCP Capital II, LLC, the Partnership's general partner and a director, shareholder and President of Century Capital Management, Inc., the investment advisor to the Partnership. At December 31, 2001, $4.4 million had been invested under this commitment. In addition, in January 2002, the Company invested $5.0 million as a preferred shareholder in CenCo Investment LLC an entity in which the Partnership holds the common shares and for which Mr. Fulkerson serves as a Director.

Underwriters Indemnity Holdings, Inc. ("Underwriters") is a property and casualty insurance group in which the Company owned an interest and whose former President and controlling shareholder, Mr. Frank, is a Director of the Company. In January, 1999, the Company sold its 21% interest in Underwriters to an unrelated third party, RLI Corporation, in connection with RLI's acquisition of all of the outstanding shares of Underwriters. In connection with such transaction, the Company received a 20% interest in FRI Holdings, Inc. ("FRI"), an entity in which Mr. Frank is the controlling shareholder. FRI holds a 17% interest in FileControl, Inc., an entity in which Mr. Frank owns a 17% interest and of which he is a co-founder and Chairman. In October, 1999, the Company also made a $750,000 investment in FileControl, Inc. In October, 2001, the Company made an additional investment of $285,000 in FileControl, Inc. and presently holds a 10.6% interest.

In June, 1994, the Company entered into an arrangement with an entity owned by the Chairman, Mr. Way, pursuant to which the Company leases equipment for providing transportation services to employees, Directors and clients of the Company. The Company, however, provides its own employees to operate the equipment and pays all related operating expenses. During 2001, the Company paid $1.0 million in lease payments to this entity.

In the opinion of management, the terms of the above arrangements are fair and reasonable and as favorable to the Company as could have been obtained from an unrelated party.

On December 31, 1997, during his employment with the Company, Mr. Bramanti, a Director of the Company, borrowed $100,000 from the Company, evidenced by a Promissory Note. Such loan bore interest at a rate of 5.75% per annum and has been repaid in full.

The Company has entered into employment agreements with each of Messrs. Way, Molbeck, Bramanti, Wilcox, Ellis and Martin. A summary of the principal terms of such employment agreements is included under the caption "Employment Agreements" below.

There are no family relationships among the Executive Officers and Directors, and there are no arrangements or understandings between any Nonemployee Director or any other person pursuant to which that Nonemployee Director was selected as a Director. The Company has agreed under the employment agreements with Messrs. Ellis, Molbeck and Way to use its best efforts to ensure that each such Executive Officer is named as a Director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's Directors and Executive Officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the SEC. Such officers, Directors and Shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's Directors and Executive Officers, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis, with the exception of Mr. Kavanaugh, an Advisory Director, who did not report an option grant within the prescribed time period. Such option grant has since been reported.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer, the other four most highly compensated Executive Officers serving at December 31, 2001 and Mr. Bramanti, who would have otherwise been included in such table had he been serving at year-end (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                                                COMPENSATION
                                                                                           ----------------------
                                                          ANNUAL COMPENSATION                      AWARDS
                                               -----------------------------------------   ----------------------
                                                                          OTHER ANNUAL     SECURITIES UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)        OPTIONS (#)         COMPENSATION ($)
      ---------------------------       ----   ----------   ---------   ----------------   ----------------------   ----------------
 Stephen L. Way(1)....................  2001    800,000        --           334,879              --                      82,900
 Chairman of the Board of Directors     2000    800,000        --           357,084               675,000                52,042
 and Chief Executive Officer            1999    800,000        --           240,022               200,000                63,510

 John N. Molbeck, Jr.(2)..............  2001    600,000        --           --                   --                      18,295
 President and Chief Operating Officer  2000    600,000      150,000        --                    200,000                15,763
                                        1999    525,000        --           --                     50,000                15,027

 Frank J. Bramanti(3).................  2001    375,000       68,668        --                   --                      14,011
 Executive Vice President (Retired)     2000    350,000        --           --                    100,000                13,625
                                        1999    325,000        --           --                                           13,062

 Benjamin D. Wilcox(4)................  2001    330,625       50,000        --                   --                      17,701
 Executive Vice President of the        2000    315,000       50,000        --                    100,000                17,553
 Company and Chief Executive            1999    300,000       50,000        --                    100,000                 5,274
 Officer of Houston Casualty

 Edward H. Ellis, Jr.(5)..............  2001    275,025       50,000                             --                      13,787
 Executive Vice President and           2000    250,000       50,000        --                     75,000                13,722
 Chief Financial Officer                1999    240,000       25,000        --                     25,000                13,748

 Christopher L. Martin(6).............  2001    170,000       15,000        --                   --                      11,315
 Executive Vice President, General      2000    147,500       15,000        --                   --                      10,393
 Counsel and Secretary                  1999    130,000       10,000        --                     45,000                 8,694

---------------
(1) Other annual compensation includes for 2001, 2000 and 1999, respectively, $200,000, $170,709 and $200,000 for utilization of Company employees. All other compensation for 2001, 2000 and 1999, respectively, includes $72,700, $41,842 and $53,910 for term life policy premiums and $10,200, $10,200 and $9,600 for contributions by the Company under the Company's 401(k) Plan. In addition, in 2001, 2000 and 1999, respectively, $160,518, $137,105 and
    $129,345 of interest accrued on Mr. Way's deferred compensation.

(2) All other compensation for 2001, 2000 and 1999, respectively, includes life and disability premiums of $8,095, $5,563 and $5,427 and contributions of $10,200, $10,200 and $9,600 by the Company under the Company's 401(k) Plan for 2001, 2000 and 1999, respectively.

(3) Mr. Bramanti retired as Executive Vice President in December, 2001. All other compensation for 2001, 2000 and 1999, respectively, includes life and disability premiums of $3,811, $3,425 and $3,462 and contributions of $10,200, $10,200 and $9,600 by the Company under the Company's 401(k) Plan.

(4) All other compensation for 2001, 2000 and 1999, respectively, includes life and disability premiums of $7,501, $7,353 and $5,274 and for 2001, contributions of $10,200 by the Company under the Company's 401(k) plan.

(5) All other compensation for 2001, 2000 and 1999, respectively, includes life and disability premiums of $3,587, $3,522 and $4,148 and contributions of $10,200, $10,200 and $9,600 by the Company under the Company's 401(k) plan.

(6) All other compensation for 2001, 2000, 1999, respectively, includes life and disability premiums of $1,128, $943 and $594, and contributions of $10,187, $9,450 and $8,100 by the Company under the Company's 401(k) Plan.

STOCK OPTION EXERCISES AND HOLDINGS

There were no stock options granted to the Named Executive Officers during 2001. The following table shows stock options exercised by the Named Executive Officers during 2001, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of the end of 2001. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the year-end price of the Company's Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                             OPTIONS AT FISCAL               OPTIONS/SARS
                                           SHARES                                YEAR-END                AT FISCAL YEAR-END(1)
                                         ACQUIRED ON                    ---------------------------   ---------------------------
                 NAME                     EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                 ----                    -----------   --------------   -----------   -------------   -----------   -------------
Stephen L. Way.........................   1,092,300     $10,597,306        --            400,000      $   --         $6,195,000
John N. Molbeck, Jr. ..................     106,666     $ 1,233,912       106,666        106,668      $1,474,490     $1,474,521
Frank J. Bramanti......................     589,230     $ 7,741,532        --             --          $   --         $  --
Benjamin D. Wilcox.....................      73,333     $   790,194        33,333         93,334      $  516,245     $1,186,760
Edward H. Ellis, Jr. ..................      25,000     $   391,910        85,000         25,000      $  547,187     $  387,187
Christopher L. Martin..................       5,000     $    55,230        33,167         25,166      $  278,039     $  279,872

---------------
(1) The values were determined on the basis of the closing stock price of $27.55 at fiscal year-end December 31, 2001, and equal the aggregate amount by which the market value of the option shares exceeds the exercise price of such options.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with the CEO and each of the Named Executives which set forth the general terms and conditions of each Executive's employment by the Company. Each of the Executives has the right to voluntarily terminate his employment at any time. The following summarizes the terms of each of these Agreements:

Stephen L. Way

Pursuant to the terms of the Employment Agreement effective as of January 5, 2000 between the Company and Mr. Stephen L. Way (the "CEO Agreement"), Mr. Way has agreed to serve as Chairman of the Board and Chief Executive Officer of the Company through December 31, 2002, and will receive an annual base salary of $800,000. Mr. Way is also entitled to certain other perquisites, including use of a Company automobile, certain club memberships, extended medical coverage and reimbursement for estate planning expenses. The CEO Agreement further provides that upon its termination, Mr. Way will serve the Company as a consultant for a period of five years and receive $450,000 per year. In the event Mr. Way's employment is terminated as a result of his death or disability, he or his legal representative will be entitled to receive the compensation he would have otherwise been entitled to receive throughout the remaining term of the CEO Agreement. In addition, any unvested stock options will immediately vest. Mr. Way will be entitled to receive all of the sums otherwise due to him under the CEO Agreement in the event Mr. Way's employment is terminated other than: (i) by the Company for Cause; or (ii) by Mr. Way unless for Good Reason after a Change of Control. The Company will also reimburse Mr. Way if there are any payments made to him which are subject to any excise taxes. If the CEO Agreement is terminated, Mr. Way has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

John N. Molbeck, Jr.

Pursuant to Mr. Molbeck's Employment Agreement effective as of January 5, 2000 (the "Molbeck Agreement"), Mr. Molbeck will act as President of the Company through December 31, 2002 and will receive a salary of $600,000 per year. In addition, Mr. Molbeck will be entitled to an annual bonus payment of $150,000 if the Company's net earnings per share increases by at least 10% from the net earnings of the immediately preceding year. Mr. Molbeck did not receive such a bonus for the year 2001. Mr. Molbeck is also entitled to certain perquisites, including use of a Company automobile, certain club memberships, life insurance, extended medical coverage in certain circumstances and reimbursement for estate planning expenses. In the event Mr. Molbeck's employment is terminated as a result of his death or disability, his options will vest and remain exercisable for one year and he or his estate will receive his contracted for compensation through the date of his death or, if disabled, for a one year period; thereafter, he will receive 50% of such compensation throughout the remaining term. The Molbeck Agreement further provides that, upon its termination, Mr. Molbeck will serve the Company as a consultant for ten years and receive $200,000 per year. If a consultant, Mr. Molbeck will be required to perform certain minimum hours of consulting services. The Company's obligation to pay Mr. Molbeck's consulting fee will not terminate upon his death or disability. Mr. Molbeck will be entitled to receive all sums otherwise due under the Molbeck Agreement in the event Mr. Molbeck's employment is terminated other than: (i) by the Company for Cause; or (ii) by Mr. Molbeck unless for Good Reason after a Change of Control. The Company will also reimburse Mr. Molbeck if there are any payments made to him which are subject to excise taxes. If the Molbeck Agreement is terminated, Mr. Molbeck has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Frank J. Bramanti

During 2001, Mr. Bramanti was subject to an Employment Agreement effective as of January 5, 2000 (the "Bramanti Agreement"). Under the Bramanti Agreement, Mr. Bramanti acted as an Executive Vice President for the Company and received a $375,000 salary for 2001. Upon Mr. Bramanti's retirement as Executive Vice President in December, 2001, Mr. Bramanti has agreed to continue to serve as an employee consultant at a rate of $200,000 for 2002, $150,000 for 2003, $100,000 each of 2004 through 2006, and $50,000 for each of 2007 through 2012. The other terms of Mr. Bramanti's consulting arrangement are similar to those of Mr. Molbeck, including his perquisites and rights upon termination, death or disability. Mr. Bramanti has also agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Benjamin D. Wilcox

Mr. Wilcox has entered into an Employment Agreement effective as of January 5, 2000, (the "Wilcox Agreement") which expires on December 31, 2002. Mr. Wilcox acts as Executive Vice President of the Company and President and Chief Operating Officer of Houston Casualty and other insurance company subsidiaries. Under the Wilcox Agreement, Mr. Wilcox received a salary of $330,625 for 2001 and will receive $345,000 for 2002. He also receives an annual bonus of not less than $50,000. The Wilcox Agreement also provides that upon its termination, Mr. Wilcox will serve the Company as a consultant for a period of three years and receive $200,000 per year. The terms of Mr. Wilcox's consulting agreement are substantially similar to those of Mr. Molbeck. Mr. Wilcox is also entitled to certain perquisites, including a car allowance, certain club memberships, and life insurance. Mr. Wilcox's rights upon termination, death or disability are similar to those provided to Mr. Molbeck. If the Wilcox Agreement is terminated, Mr. Wilcox has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Edward H. Ellis, Jr.

Mr. Ellis has entered into an Employment Agreement effective as of January 1, 2002, (the "Ellis Agreement") which replaced a prior employment agreement. The Ellis Agreement expires on December 31, 2006. Mr. Ellis acts as Executive Vice President and Chief Financial Officer of the Company. Mr. Ellis received a salary of $275,025 for 2001 and will receive a salary of $325,000 for 2002, and increasing by $25,000 for each year thereafter during the term of the agreement. Mr. Ellis' rights upon termination, death or disability are similar to those provided to Mr. Molbeck. If the Ellis Agreement is terminated, Mr. Ellis has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Christopher L. Martin

Mr. Martin has entered into an Employment Agreement effective as of October 1, 2000, and amended January 1, 2002 (the "Martin Agreement") which expires on December 31, 2003. Mr. Martin acts as Executive Vice President, General Counsel and Secretary of the Company. Mr. Martin received a salary of $170,000 for 2001 and will receive a salary of $195,000 for 2002 and $220,000 for 2003. Mr. Martin is also entitled to certain perquisites, including a car allowance and a club membership. Mr. Martin's rights upon termination, death or disability are similar to those provided to Mr. Molbeck. If the Martin Agreement is terminated, Mr. Martin has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

                      REPORT OF THE COMPENSATION COMMITTEE

During 2001, the Compensation Committee (the "Committee") consisted of Marvin P. Bush, James R. Crane and Walter J. Lack (Chairman).

All decisions by the Committee relating to the compensation of the Company's Executive Officers are reviewed by the full Board of Directors. The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include creating and then preserving strong financial performance, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing shareholder value and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years these conditions reflect a highly competitive market environment and rapidly changing overall industry market conditions.

The Committee's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified officers. The available forms of executive compensation include base salary, cash bonus awards and stock options. Performance of the Company is a key consideration. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long-term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of business objectives when determining Executive Officer compensation. An additional objective of the Committee has been to reward Executive Officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill shareholder considerations and values in the actions of employees and Executive Officers. The Committee strongly believes that the interests of its employees and Executive Officers must be closely aligned with those of its Shareholders.

The Committee has, with the approval of the full Board of Directors, determined that the interests of the Company and its shareholders are best served by the Company's entering into multi-year employment agreements with certain Executive Officers, including the Chief Executive Officer and the Named Executive Officers. A summary of the principal terms of such employment agreements is included under the caption "Employment Agreements" above. The Committee believes that such multi-year employment arrangements benefit the Company and its shareholders by permitting the Company to attract and retain Executive Officers with demonstrated leadership abilities and to secure the services of such Executive Officers at agreed upon terms over an extended period of time. The compensation payable to the subject Executive Officers pursuant to the employment agreements is consistent with the compensation policies of the Company as established by the Committee.

Compensation paid to Executive Officers is based upon a company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers. Stock option awards have been used to reward Executive Officers and to retain them through the potential of capital gains and equity buildup in the Company. In 2001, the number of stock options granted, whether in conjunction with a written employment agreement or otherwise, was determined by the subjective evaluation by the Committee of the executive's ability to influence the Company's long term growth and profitability. The Board of Directors believes the award of stock options represents an effective incentive to create value for the shareholders.

In 2001, the Committee reviewed base salary and annual bonus recommendations made by the Chief Executive Officer based upon his assessment of the performance of individual Executive Officers and his assessment of each Executive Officer's past performance and expectation as to future contributions. The Chief Executive Officer and other Executive Officers also made recommendations to the Committee concerning the grant of stock options to other officers.

Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and the four other most highly compensated Executive Officers

Section 162(m) further provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure grants under future stock option plans in a manner that complies with this statute. The Company does not currently intend to structure the discretionary annual bonus for Executive Officers to comply with Section 162(m). Such bonuses do not meet Section 162(m)'s requirement that they be "payable solely on account of the attainment of one or more performance goals." Therefore, the Committee believes the annual discretionary bonuses, as currently structured, better serve the interests of the Company's Shareholders by allowing broader discretion in recognizing an Executive Officer's contribution and performance.

In connection with the compensation of the Company's Executive Officers, the Committee is aware of Section 162(m) of the Code as it relates to deductibility of qualifying compensation paid to Executive Officers. The Committee believes that compensation to be paid in 2001 may exceed the deductibility limitations on non-excluded compensation to certain of the Company's Executive Officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

As referenced above, the Company has entered into an employment agreement with Mr. Way upon terms approved by the Committee, pursuant to which Mr. Way would serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. A summary of the principal terms of Mr. Way's employment agreement is included under the caption "Employment Agreements" above. The Committee believes the Chief Executive Officer's cash compensation for 2001 and as contemplated by the employment agreement is warranted by the Company's continuing performance and the substantial growth and diversification of the Company's operations experienced by the Company under his leadership. The Company's underwriting experience continues to be exceptional and during the period 1997 through 2001, the Company's average combined ratio was 98.3%, as compared with the industry's average of 106.3% (1997-2000). During the period, the Company's gross written premium increased from $346.4 million to $1.0 billion, an increase of 192%, net written premium increased from $142.9 million to $373.0 million, an increase of 161%, and total revenue increased from $281.5 million to $505.5 million, an increase of 80%. Also during the period, the Company's shareholders' equity increased from $365.8 million to $763.5 million, a 109% increase. During the same four-year period, the Company's assets increased from $1.2 billion to $3.2 billion, a 169% increase. In addition, during 2001 the Company completed the acquisition of three underwriting agency operations which were intended to provide a further diversification of the Company's business and to present opportunities for future growth.

Submitted by the Compensation Committee:

Walter J. Lack, Chairman
Marvin P. Bush
James R. Crane

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three independent directors and acts under a written charter adopted by the Board of Directors, which was attached to the Company's Proxy Statement for the May 24, 2001 Annual Meeting of Shareholders. In April, 2001, the members of the Board of Directors appointed James C. Flagg as a member of the Audit Committee concurrently with his appointment to the Board of Directors. The Audit Committee is responsible for overseeing HCC's financial reporting process on behalf of the Board of Directors. The Audit Committee meets periodically with management, the internal auditors and the independent auditors regarding accounting policies and procedures, audit results and internal accounting controls. The internal auditors and the independent auditors have free access to the Audit Committee, without management's presence to discuss the scope and results of their audit work. HCC's management is primarily responsible for HCC's financial statements and the quality and integrity of the reporting process, including the systems of internal controls. The independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements and for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001, with HCC's management and representatives of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the independent auditors their independence from HCC and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has received from PricewaterhouseCoopers the written disclosure required by Standard No. 1. The Audit Committee has considered the compatibility of non-audit services, primarily actuarial, tax consulting and auditing of the statutory financial statements of the Company's insurance company subsidiaries, with the auditors' independence.

PricewaterhouseCoopers audited the accounts of the Company and its subsidiaries for the fiscal year ended December 31, 2001 and has served as the Company's auditors since 1987. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

During the year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers for the audit of the Company's financial statements for such year and for the reviews of the Company's interim financial statements was $474,992.

ALL OTHER FEES

During the year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers for professional services other than audit fees was $909,435. Such aggregate amount represented fees of $483,902 for required regulatory statutory audits and loss reserve certifications; and $141,017 for tax consulting; $134,790 for professional services rendered in connection with the Company's registration statements; and $149,727 for other professional services.

The Audit Committee has determined the rendering of the above-mentioned non-audit services by PricewaterhouseCoopers was compatible with maintaining the auditor's independence.

In reliance on its review of the audited financial statements and the discussion referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in HCC's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

Submitted by the Audit Committee:

J. Robert Dickerson, Chairman
Patrick B. Collins
James C. Flagg, Ph.D.

            PROPOSAL II -- PROPOSAL TO APPROVE THE AMENDMENT TO THE
                          2001 FLEXIBLE INCENTIVE PLAN

The Company's 2001 Flexible Incentive Plan (the "Plan") was approved by the Company's Shareholders at a meeting held on May 24, 2001. The Board has unanimously approved an amendment to the Plan. The description of the Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Attachment "A", which contains the complete text of the amended 2001 Flexible Plan.

PURPOSES OF THE PLAN

The purposes of the Plan are to enable the Company to attract, motivate and retain highly talented employees, nonemployee directors, consultants and other service providers by enabling the Company to make awards that recognize the creation of long-term value for the Company's Shareholders and promote the continued growth and success of the Company. To accomplish this purpose, the Plan provides for the granting to eligible persons of stock options, stock appreciation rights, restricted stock, performance awards, performance stock, dividend equivalent rights and any combination thereof. The Plan does not permit the repricing of stock options. Although the maximum term under the Plan is ten years, most stock options are granted with a six-year term. Stock options issued under the Plan are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The Board of Directors deems the Plan to be in the best interests of the Company.

THE AMENDMENT TO THE PLAN

The amendment increases the number of shares of Common Stock for which options may be granted from 3,000,000 to 5,500,000. The amendment clarifies the limitation on the number of shares of Common Stock with respect to which options may be granted during any calendar year to any participants under the Plan. The amendment eliminates certain provisions of the Plan which specified the terms of exercisability of stock options granted under the Plan following certain events applicable only to individual participants, such as termination of employment, retirement, death and disability. The amended Plan provides that such terms will be included in the applicable stock option agreement. The amendment also contains a number of technical revisions to the terms of the Plan in order to, among other things, ensure the viability of awards made to foreign participants, clarify that the Plan shall be considered an "unfunded" plan unless specified otherwise, and clarify the Plan provisions related to the applicability of
Section 162(m) limitations

AVAILABLE SHARES

As amended, the aggregate number of shares of Common Stock which may be issued under the Plan (or with respect to which awards may be granted) is 5,500,000 shares. Without giving effect to the amendment, the maximum number is 3,000,000. Shares issued under the Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. Generally, any shares of Common Stock subject to a stock option or stock appreciation right that are not issued prior to the expiration of such awards, or any restricted stock or performance shares that are forfeited, will again be available for award under the Plan. In the event that shares of Common Stock are delivered to the Company in payment of the exercise price with respect to any stock option granted under the Plan, the number of shares available for future awards under the Plan will be reduced only by the net number of shares issued.

PERSONS ELIGIBLE TO PARTICIPATE

Eligibility for participation in the Plan is confined to employees, nonemployee directors, consultants and other service providers of the Company and its subsidiaries, as determined by the Board of Directors or its designated Compensation Committee in its sole discretion.

ADMINISTRATION

The Compensation Committee administers the Plan and has broad powers under the Plan to, among other things, administer and interpret the Plan and related award agreements, establish guidelines for the Plan's operation, select persons to whom awards are to be made under the Plan, determine the types, sizes and combinations of awards to be granted under the Plan, and determine other terms and conditions of an award. The Compensation Committee may delegate the authority to perform specified functions under the Plan to officers of the Company. In addition, except as set forth below under "Amendment and Termination," the Compensation Committee also has the power to modify or waive restrictions or limitations on the exercisability of awards and to accelerate and extend existing awards. The Compensation Committee may also determine whether, and to what extent and under what conditions to provide loans to eligible participants to purchase Common Stock under the Plan. In addition, the Compensation Committee has the power to modify the terms of existing awards.

TYPES OF AWARDS

The Plan provides for the grant of any or all of the following types of awards:
(1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights, either in tandem with stock options or freestanding; (3) restricted stock awards; (4) performance awards (including performance shares and performance units); (5) dividend equivalent rights; and
(6) other stock-based awards. Each of these types of awards is described in greater detail in the Plan. Awards may be granted singly, in combination or in tandem, as determined by the Compensation Committee. The specific amount of awards to be received by or allocated to the officers or employees or any other participant under the Plan is in the discretion of the Compensation Committee and is therefore not determinable for future periods.

PAYMENT FOR AWARDS

The purchase price of any shares of Common Stock purchased pursuant to the exercise of an award granted under the Plan is payable in full on the exercise date in cash, by check, by surrender to the Company of shares of Common Stock registered in the name of the participant, by delivery to the Company of such other lawful consideration as the Compensation Committee may determine, or by a combination of the foregoing. Any such shares so surrendered shall be deemed to have a value per share equal to the fair market value of a share of Common Stock on such date.

AMENDMENT AND TERMINATION

The Board of Directors may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan or suspend or terminate it entirely, retroactively or otherwise; provided, however, that unless otherwise required by law or specifically provided in the Plan, the rights of the plan participant with respect to options or other awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such participant; and, provided further, that without the approval of the Shareholders of the Company, no amendment may be made which would materially increase the aggregate number of shares of Common Stock that may be issued under the Plan; or modify the requirements as to eligibility to receive incentive stock options under the Plan

No award or grant may be made under the Plan on or after May 23, 2012 (the tenth anniversary of the effective date of the amended Plan).

The Plan is not subject to any provision of ERISA and is not qualified under
Section 401(a) of the Internal Revenue Code of 1986.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 2001 FLEXIBLE INCENTIVE PLAN. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for an investment of $100 made on December 31, 1996 in the Common Stock of the Company, the Standard & Poor's 400 Midcap Index and the Standard & Poor's 400 Midcap Insurance Index. During 2001 and prior years, the Company utilized the NYSE Composite Index and the Nasdaq Insurance Stock Index in the preparation of its Performance Graph and such indices are included on the graph below for reference. The Company has replaced such indices for purposes of its Performance Graph for 2002 and has selected the Standard & Poor's 400 Midcap Index and the Standard & Poor's 400 Midcap Insurance Index as indices which are more reflective of companies of comparable market capitalization to the Company and which include companies traded on the New York Stock Exchange with the Company. The graph assumes that all dividends were reinvested.

                            TOTAL RETURN PERFORMANCE

                              [PERFORMANCE GRAPH]

                                                        PERIOD ENDING
                             --------------------------------------------------------------------
          INDEX              12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
          -----              --------    --------    --------    --------    --------    --------
HCC Insurance Holdings,
  Inc.                        100.00       88.97       73.86       56.32      116.38      120.18
NYSE Composite Index          100.00      132.60      156.96      173.98      178.45      163.03
Nasdaq Insurance Index        100.00      146.73      130.73      101.41      127.35      136.23
S&P 400 Midcap Index          100.00      132.00      156.96      179.78      211.13      209.79
S&P 400 Midcap Insurance
  Index                       100.00      137.71      181.41      169.12      256.49      241.65

                                 OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Meeting. If any other matter shall properly come before the Meeting, the persons named in the Proxy will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

Any Shareholder proposal intended to be presented for consideration at the 2003 Annual Meeting of Shareholders and to be included in the Company's Proxy Statement must be in proper form and received by the Secretary of the Company at the principal executive offices of the Company by the close of business on December 27, 2002. It is suggested that a proponent submit any proposal by Certified Mail -- Return Receipt Requested and all proposals should be sent to the attention of the Secretary.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC, including the financial statements and schedules thereto but not the exhibits. Requests for copies of such report should be directed to L. Byron Way, Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request therefore addressed to Mr. Way.

EACH SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

CHRISTOPHER L. MARTIN,

Secretary

April 26, 2002

                                 ATTACHMENT "A"

                          HCC INSURANCE HOLDINGS, INC.
                          2001 FLEXIBLE INCENTIVE PLAN

1.  PURPOSE

The purposes of the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan (the "2001 Flexible Plan") are to promote the interests of HCC Insurance Holdings, Inc. (together with any successor thereto, the "Company") and its subsidiaries and Shareholders by enabling the Company to attract, motivate and retain employees, directors, consultants, and other service providers by offering such employees, directors, consultants, and service providers performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the Shareholders and promote the Company's long-term growth and success. To achieve these purposes, Participants may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Dividend Equivalent Rights and any other Awards, or any combination thereof, subject to the terms of the Plan set forth below.

2.  DEFINITIONS

As used in the 2001 Flexible Plan, the following terms shall have the meanings set forth below unless the content otherwise requires:

2.1 "Award" shall mean the grant of a stock option, a Stock Appreciation Right, Restricted Stock, a Performance Award, a Dividend Equivalent Right or any other award under the 2001 Flexible Plan.

2.2 "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.3 "Change in Control" shall mean, after the effective date of the 2001 Flexible Plan, (i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 of a Form 8-K Current Report of the Company promulgated pursuant to Sections 13 and 15(d) of the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the Shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a "Reorganization"), in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iii) the Shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5 "Committee" shall mean the Stock Option or Compensation Committee of the Company, if such a separate committee is appointed by the Board, or, in the absence of such a separate committee, it shall mean the Board. If a separate committee is appointed, then to the extent required by Rule 16b-3 promulgated under the Exchange Act and any successor thereunder promulgated during the duration of the 2001 Flexible Plan, the Committee members who approve Awards which would otherwise not qualify for an exemption from Rule 16b-3 shall consist of two or more "non-employee directors" as defined by Rule 16b-3. To the extent that Awards are intended to satisfy, and to the extent required to satisfy, the "qualified performance-based compensation" exemption under Section 162(m) of the Code and such Treasury Regulations as may be promulgated thereunder, the Committee members who approve Awards shall consist of two or more "outside directors" as defined by such Section of the Code and such Treasury Regulations.

2.6 "Common Stock" shall mean the Common Stock, $1.00 par value per share, of the Company.

2.7 "Designated Beneficiary" shall mean the beneficiary designated by an Optionee in a manner determined by the Committee, to exercise rights of the Optionee in the event of the Optionee's death. In the absence of an effective designation by an Optionee the Designated Beneficiary shall be the Optionee's estate.

2.8 "Disability" shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

2.9 "Dividend Equivalent Right" shall mean the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in an Award granting Dividend Equivalent Rights if the Shares subject to such Award were held by the person to whom the Award is made.

2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.11  "Fair Market Value" shall mean with respect to the Shares, as of any date,
(i) the last reported sales price on any stock exchange on which the Common Stock is traded or, if not reported on such exchange, on the composite tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on such exchange; (ii) if the Common Stock is not listed on a stock exchange or no such quotations are available, the closing price of the Common Stock as reported by the National Market System of the National Association of Securities Dealers, Inc., or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Common Stock, the fair market value of the Common Stock as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Stock were publicly owned stock, but without any discount with respect to minority ownership.

2.12 "Incentive Stock Option" shall mean any stock option awarded under the 2001 Flexible Plan which qualifies as an "incentive stock option" under Section 422 of the Code or any successor provision.

2.13 "Non-Tandem Stock Appreciation Right" shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

2.14 "Non-Qualified Stock Option" shall mean any stock option awarded under the 2001 Flexible Plan that does not qualify as an Incentive Stock Option.

2.15 "Optionee" shall mean any Participant who has been granted a stock option under the 2001 Flexible Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

2.16 "Participant" shall mean an individual who is eligible to receive an Award in accordance with Section 5.

2.17 "Performance Award" shall mean any Award hereunder of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

2.18 "2001 Flexible Plan" shall mean the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan, as amended and restated as set forth herein, and as may be amended from time to time.

2.19 "Restricted Stock" shall mean any Award of Shares under the 2001 Flexible Plan that are subject to restrictions or risk of forfeiture.

2.20 "Retirement" unless otherwise defined in any other agreement regarding an Award, shall mean termination of a Participant's employment other than for cause on or after the attainment of age 65 (or such other age as is permitted for the Participant by the Committee in its sole discretion), provided the Participant does not engage in full time employment with any other entity.

2.21 "Shareholders" shall mean the holders of Shares and/or, to the extent the context requires, other equity securities of the Company.

2.22 "Shares" shall mean shares of the Company's Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

2.23 "Stock Appreciation Right" shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or such other value as may be specified in the agreement granting the Stock Appreciation Right).

2.24 "Subsidiary" shall mean any subsidiary of the Company, and any business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee, provided that for all purposes hereunder relating to Incentive Stock Options, "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

2.25 "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.

3.  ADMINISTRATION OF THE 2001 FLEXIBLE PLAN

3.1 Committee. The 2001 Flexible Plan shall be administered and interpreted by the Committee in its discretion.

3.2 Awards. Subject to the provisions of the 2001 Flexible Plan and directions from the Board, the Committee is authorized to and has the complete power and discretion to:

     (a) determine the persons to whom Awards are to be granted;

     (b) determine the types and combinations of Awards to be granted; the number of Shares to be covered by the Award; the pricing of the Award; the time or times when the Award shall be granted and may be exercised; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award; any restrictions on Shares acquired pursuant to the exercise of an Award; and any other terms and conditions of an Award;

     (c) conclusively interpret the provisions of the 2001 Flexible Plan and any agreement, instrument, or other document relating to the 2001 Flexible Plan;

     (d) prescribe, amend and rescind the rules and regulations relating to the 2001 Flexible Plan or make individual decisions as questions arise, or both;

     (e) determine whether, to what extent and under what circumstances to provide loans from the Company to participants to purchase Shares subject to Awards under the 2001 Flexible Plan, and the terms and conditions of such loans;

     (f) rely upon employees, consultants, and agents of the Company for such clerical and record keeping duties as may be necessary in connection with the administration of the 2001 Flexible Plan; and

     (g) make all other determinations and take all other actions necessary or advisable for the administration of the 2001 Flexible Plan.

3.3 Procedures. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. All questions of interpretation and application of the 2001 Flexible Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

3.4 Delegation by the Committee. Subject to the last two sentences of Section 2.5, the Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the 2001 Flexible Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

3.5 Foreign Participation. To ensure the viability of awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, to the extent permitted by applicable law and to the extent such authority would not adversely affect the 2001 Flexible Plan, Participants, or Awards, the Committee may approve such supplements to, or amendments, restatements or alternative versions of the 2001 Flexible Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the 2001 Flexible Plan as in effect for any other purposes; provided that, no such supplements, amendments, restatements or alternative versions shall increase the Share limitations contained in Section 4 of the Plan or change the eligibility provisions of
Section 5 of the Plan.

4.  SHARES SUBJECT TO 2001 FLEXIBLE PLAN

4.1 Limitations. The maximum number of Shares that may be issued with respect to Awards under the 2001 Flexible Plan shall not exceed 5,500,000 unless such maximum shall be increased or decreased by reason of changes in capitalization of the Company as hereinafter provided. The maximum number of Shares (or cash equivalent value) with respect to which stock options or Stock Appreciation Rights may be granted hereunder to any Participant during any calendar year may not exceed 500,000 Shares, subject to adjustment as provided in Section 13 hereunder. The Shares issued pursuant to the 2001 Flexible Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

4.2 Changes. To the extent that any Award under the 2001 Flexible Plan, shall be forfeited, shall expire unexercised or shall be canceled, in whole or in part, then the number of Shares covered by the Award to the extent forfeited, expired or canceled may again be awarded pursuant to the provisions of the 2001 Flexible Plan. Notwithstanding the foregoing, to the extent required for Awards intended to constitute -- "qualified performance-based compensation" under Code
Section 162(m) to satisfy such requirements of Code Section 162(m), Shares subject to a stock option or Stock Appreciation Right that is cancelled shall not again be available under the Plan for purposes of the second sentence of
Section 4.1 and such other purposes, if any, as are required to satisfy such requirements under Code Section 162(m). In the event that Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the 2001 Flexible Plan, the number of Shares available for future Awards under the 2001 Flexible Plan shall be reduced only by the net number of Shares issued upon the exercise of the option. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued under the 2001 Flexible Plan. If the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation, such Shares may again be made the subject of an Award under the 2001 Flexible Plan. Awards will not reduce the number of Shares that may be issued pursuant to the 2001 Flexible Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

5.  ELIGIBILITY

An individual shall be eligible to participate in the Plan and receive Awards hereunder if the individual is an employee of the Company or a Subsidiary or if the individual otherwise provides services to the Company or a Subsidiary as an officer, consultant or nonemployee director or in any other capacity; provided that Incentive Stock Options may only be awarded to individuals who are employees of the Company or a Subsidiary. In making any determination as to persons to whom Awards shall be granted, the type of Award, and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the Participant; his or her importance to the Company and its Subsidiaries; the duties of such person; his or her past, present and potential contributions to the growth and success of the Company and its Subsidiaries; and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 2001 Flexible Plan.

6.  STOCK OPTIONS

6.1 Grants. The Committee may grant stock options alone or in addition to other Awards granted under the 2001 Flexible Plan to any Participant. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms and conditions relating to such Award. To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option, consistent with the provisions of the 2001 Flexible Plan. The Optionee and the Company shall enter into option agreements for Incentive Stock Options and Non-Qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement so that an Incentive Stock Option may be converted to a Non-Qualified Stock Option. The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ or active service of the Company for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised.

6.2 Option Price. The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant of such Incentive Stock Option. Subject to the provisions of Section 13, the exercise price of a stock option issued in accordance with this 2001 Flexible Plan shall not be adjusted or amended following the issuance of such stock option.

6.3  Incentive Stock Options Limitations.

     (a) To the extent required by Section 422 of the Code, in no event shall any person be granted Incentive Stock Options to the extent that the Shares covered by any Incentive Stock Options (and any Incentive Stock Options granted under any other plans of the Company and its Subsidiaries) that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this Subsection 6.3(a) be the maximum limitation on options which may be considered Incentive Stock Options under the Code.

     (b) Notwithstanding anything herein to the contrary, in no event shall any Participant owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option hereunder unless the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option at the time that the Incentive Stock Option is granted and the term of such Incentive Stock Option shall not exceed five (5) years.

6.4 Option Term. Subject to Subsection 6.3(b) hereof, the term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant. Subject to the foregoing, a stock option granted to a Participant who is not an employee of the Company or any Subsidiary shall be exercisable at such time and to such extent (including after termination of such Participant's service for the Company) as is expressly provided in the option agreement. The extent to which a stock option that is granted to a Participant who is an employee of the Company or any Subsidiary may be exercised by the Participant or the Participant's Designated Beneficiary after the Participant's termination of employment with the Company and all Subsidiaries (including by reason of Disability) shall be determined by the Committee and incorporated into the terms of the applicable option agreement.

6.5  Vesting of Stock Options.

     (a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the stock option agreement entered into between the Company and each Optionee and only to the extent that the Optionee remains in the continuous employ or service of the Company or a Subsidiary. The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

     (b) In the event of the dissolution or liquidation of the Company, each stock option granted under the 2001 Flexible Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no other effect.

     (c) In the event of a Reorganization (as defined in Section 2.3 hereof):

          (1) If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of Subsection 6.5(b) shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

          (2) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the 2001 Flexible Plan which are then available to be awarded under the 2001 Flexible Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

          (3) The Committee may provide in an option agreement and/or Stock Appreciation Rights agreement that in the event of a Change in Control of the Company, (i) all or a portion of the stock options and any associated Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control; provided, however, that if in the opinion of counsel to the Company the immediate exercisability of options when taken into consideration with all other "parachute payments" as defined in
     Section 280G of the Code, would result in an "excess parachute payment" as defined in such section as well as an excise tax imposed by Section 4999 of the Code, such options and any associated Stock Appreciation Rights shall become fully vested and immediately exercisable, except as and to the extent the Committee in its sole discretion, shall otherwise determine, which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such Optionee. If the Committee does not provide for accelerated vesting in an option or Stock Appreciation Rights agreement pursuant to this Subsection 6.5(c)(3), such option and/or Stock Appreciation Right shall vest, if at all, solely in accordance with the terms of the agreement and the other terms of this Plan.

6.6  Exercise of Stock Options.

     (a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

          (1) in cash (including check, bank draft or money order);

          (2) by the delivery of Shares having a Fair Market Value equal to the aggregate purchase price;

          (3) by a combination of cash and Shares; or

          (4) by other consideration deemed acceptable by the Committee in its sole discretion.

     (b) An Optionee shall not have any of the rights of a Shareholder with respect to the Shares covered by a stock option except to the extent that one or more certificates representing such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a Shareholder of record by the Company's transfer agent, upon due exercise of the option.

6.7 Date of a Stock Option Grant. The granting of a stock option shall take place only upon the execution and delivery by the Company and an Optionee of an option agreement. Neither any action taken by the Board nor anything contained in the 2001 Flexible Plan or in any resolution adopted or to be adopted by the Board or the Shareholders shall constitute the granting of a stock option under the 2001 Flexible Plan.

7.  STOCK APPRECIATION RIGHTS

7.1 Grants. The Committee may grant to any Participant either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the discretion of the Committee. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (a) in the case of a Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the per share exercise price of the related option, or (b) in the case of a Non-Tandem Stock Appreciation Right the difference between the Fair Market Value of a Share on the date of exercise over the Fair

Market Value on the date of the grant by (ii) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

7.2 Exercisability. A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Non-Qualified Stock Option, at any time thereafter during the term of the stock option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable, (ii) expires upon the termination of the related Incentive Stock Option, (iii) may not exceed 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the Shares subject to the related Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised and
(iv) may be exercised at, and only at, such times as the Fair Market Value of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option. The Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related stock option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the related option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the related option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

7.3 Certain Limitations on Non-Tandem Stock, Appreciation Rights. A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to Sections 6.4 and 6.5 of the 2001 Flexible Plan.

7.4 Limited Stock Appreciation Rights. The Committee is also authorized to grant "Limited Stock Appreciation Rights," either as Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights. Limited Stock Appreciation Rights would become exercisable only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter.

8.  RESTRICTED STOCK

8.1 Grants. The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, may specify any particular rights which the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment or service). Further, the Committee may award performance-based Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine. The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company. Each Award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Unless otherwise set forth in the 2001 Flexible Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

8.2 Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry

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

registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

9.  PERFORMANCE AWARDS

9.1 Grants. A Performance Award may consist of either or both, as the Committee may determine, (i) "Performance Shares" or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) "Performance Units," or the right to receive a fixed dollar amount payable in cash, Shares, Restricted Stock or any combination thereof, as the Committee may determine. The Committee may grant Performance Awards to any Participant for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment or service during a performance period and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions, which shall be determined at the discretion of the Committee. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

9.2 Terms and Conditions. Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company's business and for remaining in the employ or active service of the Company for a specified period of time, or the Company's performance or the performance of its Shares measured against the performance of the market, the Company's industry segment or its direct competitors. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective, all at the Committee's discretion. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

10.  DIVIDEND EQUIVALENT RIGHTS

The Committee may grant a Dividend Equivalent Right either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company's Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value of the Shares at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement or payment for or lapse of restrictions on such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

11.  OTHER AWARDS

The Committee may grant to any Participant other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares, if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes and restrictions of the 2001 Flexible Plan. The terms and conditions of such other form of Award shall be specified by the grant including, but not limited to, the price, if any, and the vesting schedule, if any. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

12.  COMPLIANCE WITH SECURITIES AND OTHER LAWS

In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable Federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable Federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

13.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION

The value of an Award in Shares and the number of Shares available for issuance hereunder shall be adjusted from time to time as follows:

     (a) Subject to any required action by Shareholders, the number of Shares covered by each outstanding Award, and the exercise price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares affected without receipt of consideration by the Company.

     (b) Subject to any required action by Shareholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation (or if the Company is not the surviving corporation in such a transaction, but the transaction does not constitute a Change in Control), each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement.

     (c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the 2001 Flexible Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

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

Except as hereinbefore expressly provided in the 2001 Flexible Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award. The grant of an Award pursuant to the 2001 Flexible Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.  AMENDMENT OR TERMINATION OF THE 2001 FLEXIBLE PLAN

14.1 Amendment of the 2001 Flexible Plan. Notwithstanding anything contained in the 2001 Flexible Plan to the contrary, all provisions of the 2001 Flexible Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the 2001 Flexible Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder; and provided, further, that the 2001 Flexible Plan may not be amended (a) to increase the maximum number of Shares subject to the 2001 Flexible Plan or (b) to modify the requirements as to eligibility to receive Incentive Stock Options without approval by the holders of a majority of the Shares of the Company represented and voted at a meeting of the Shareholders.

14.2 Termination of the 2001 Flexible Plan. The Board may suspend or terminate the 2001 Flexible Plan at any time, and such suspension or termination may be retroactive or prospective. However, no Award may be granted on or after the tenth anniversary of the adoption of the 2001 Flexible Plan or of the adoption of any amendment to or restatement of the Plan if the Plan as so amended or restated is approved by the Shareholders in accordance with Section 14.1. Termination of the 2001 Flexible Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

15.  AMENDMENTS AND ADJUSTMENTS TO AWARDS

The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the 2001 Flexible Plan, including, without limitation to change the date or dates as of which (a) an option becomes exercisable or (b) a performance-based Award is deemed earned. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 13 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the 2001 Flexible Plan. Any provision of the 2001 Flexible Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee may cause any Award granted to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award. The determinations of value under this Section 15 shall be made by the Committee in its sole discretion.

16.  GENERAL PROVISIONS

16.1 No Limit on Other Compensation Arrangements. Nothing contained in the 2001 Flexible Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

16.2 No Right to Employment. Nothing in the 2001 Flexible Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any recipient of an Award any right to remain in the employ or service of the Company. Further, the Company may at any time dismiss an Optionee in the 2001 Flexible Plan from employment or service, free from any liability or any claim under the 2001 Flexible Plan, unless otherwise expressly provided in the 2001 Flexible Plan or in any Award agreement. No Participant, employee, Optionee or other person shall have any claim to be granted any Award, and there is no obligation for uniformity or treatment of employees, Participants or holders or beneficiaries of Awards.

16.3 Governing Law. The validity, construction and effect of the 2001 Flexible Plan and any rules and regulations relating to the 2001 Flexible Plan shall be determined in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.

16.4 Severability. If any provision of the 2001 Flexible Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the 2001 Flexible Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the 2001 Flexible Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the 2001 Flexible Plan and any such Award shall remain in full force and effect.

16.5 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the 2001 Flexible Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

16.6 Headings. Headings are given to the Sections and Subsections of the 2001 Flexible Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the 2001 Flexible Plan or any provision thereof.

16.7 Effective Date. The 2001 Flexible Plan, as amended, shall be effective as of May 23, 2002 after its approval by the holders of a majority of the Shares of the Company represented and voting at the Annual Meeting of Shareholders to be held May 23, 2002. If the 2001 Flexible Plan, as amended, is not approved by the Shareholders at the 2002 Annual Meeting, the amendments to 2001 Flexible Plan (but not the 2001 Flexible Plan as approved by the Shareholders at the 2001 Annual Meeting) shall be null and void.

16.8 Non-Transferability of Awards. Awards shall be nontransferable other than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the holder, only by the holder (or the holder's duly appointed guardian or personal representative); provided, however, that Awards other than Incentive Stock Options may be transferred (i) by the holder to a family member, trust, charity, or similar organization for estate planning purposes or (ii) with the approval of the Committee, as directed under a qualified domestic relations order.

16.9 Withholding. The Company shall have the right to withhold or require separate payment of all Federal, state, local or other taxes or payments required by law to be withheld or paid with respect to any Award or payment made under the Plan. Such amounts shall be withheld or paid prior to the delivery of any certificate representing shares of Common Stock or any other Award subject to such withholding. Such a payment may be made by the delivery of cash (or other consideration acceptable to the Company) to the Company in an amount that equals or exceeds the required withholding obligation of the Company. In the event of a transfer of an Award, the Participant who assigns the Award shall remain subject to withholding taxes or similar obligations upon exercise of the Award by the transferee to the extent required by the Code or other applicable laws. All determinations of withholding liability under this Section shall be made by the Company in its sole discretion and shall be binding upon the Participant.

16.10 Unfunded Plan. Unless otherwise determined by the Committee, the 2001 Flexible Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The 2001 Flexible Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an award granted under the 2001 Flexible Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

17.  CODE SECTION 162(M) LIMITATIONS

17.1 Applicability. In the event of any inconsistencies between this Section 17 and the other 2001 Flexible Plan provisions, the provisions of this Section 17 shall control.

17.2 Establishment of Performance Goals. Awards, other than stock options and Stock Appreciation Rights, shall be based on the attainment of certain performance goals. No later than the earlier of (i) ninety (90) days after the commencement of the applicable fiscal year or such other award period as may be established by the Committee ("Award Period") and (ii) the completion of twenty-five percent (25%) of such Award Period, the Committee shall establish, in writing, the performance goals applicable to each such Award. At the time the performance goals are established by the Committee, their outcome must be substantially uncertain. In addition, the performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the goal is obtained. Such formula or standard shall be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount to be paid to the subject Participant. The material terms of the performance goals for Participants and the compensation payable thereunder shall be submitted to the Shareholders for their review and approval if and to the extent required for such compensation to be deductible pursuant to Section 162(m) (or any successor thereto) of the Code, and the Treasury Regulations thereunder. Shareholder approval, if necessary, shall be obtained for such performance goals prior to any Award being paid to such Participant. If Shareholder approval is required and the Shareholders do not approve such performance goals, no amount shall be paid to such Participant for such applicable Award Period under the 2001 Flexible Plan. The disclosure of the "material terms" of a performance goal and the compensation payable thereunder shall be determined under the guidelines set forth under Section 162(m) of the Code, and the Treasury Regulations thereunder.

17.3 Components of Awards. Each Award to a Participant, other than stock options and Stock Appreciation Rights, shall be based on performance goals which are sufficiently objective so that a third party having knowledge of the relevant facts could determine whether the goal was met. Except as provided in
Section 17.8 herein, performance measures which may serve as determinants of Awards shall be limited to the following measures: earnings per share; return on assets; return on equity; return on capital; net profit after taxes; net profit before taxes; economic value added; operating profits; stock price; market share; and sales or expenses. Within ninety (90) days following the end of each Award Period, the Committee shall certify in writing that the performance goals, and any other material terms were satisfied. Thereafter, Awards shall be made for each Participant as determined by the Committee. The Awards may not vary from the pre-established amount based on the level of achievement.

17.4  No Mid-Year Change in Awards.  Except as provided in Sections 17.8 and
17.9 herein, each Award, other than stock options and Stock Appreciation Rights, shall be based exclusively on the performance measures established by the Committee pursuant to Sections 17.2 and 17.3.

17.5 No Partial Award Period Participation. A Participant who becomes eligible to participate in the 2001 Flexible Plan after performance goals have been established in an Award Period pursuant to Sections 17.2 and 17.3 may not participation in the 2001 Flexible Plan prior to the next succeeding Award Period, except with respect to Awards which are stock options or Stock Appreciation Rights.

17.6 Performance Goals. Except as provided in Section 17.8 herein, performance goals shall not be changed following their establishment, and Participants shall not receive any payout, except with respect to Awards which are stock options or Stock Appreciation Rights, when the minimum performance goals are not met or exceeded.

17.7 Individual Performance and Discretionary Adjustments. Except as provided in Section 17.8 herein, subjective evaluations of individual performance of the Participants shall not be reflected in their Awards, other than Awards which are stock options or Stock Appreciation Rights. The payment of such Awards shall be entirely dependent upon the attainment of the pre-established performance goals.

17.8 Amendments. No amendment of the 2001 Flexible Plan with respect to any Participant may be made which would (i) increase the maximum amount that can be paid to any one Optionee under the 2001 Flexible Plan, (ii) change the specified performance goal for payment of Awards, or (iii) modify the requirements as to eligibility for participation in the 2001 Flexible Plan, unless the Shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 17 and such other provisions as it deems appropriate, to cause amounts payable to Participants to satisfy the requirements of Section 162(m) and the Treasury Regulations promulgated thereunder.

17.9 Stock Options and Stock Appreciation Rights; Maximum Amount of Compensation. Notwithstanding any provision of this 2001 Flexible Plan (including the provisions of this Section 17) to the contrary, the amount of compensation which a Participant may receive with respect to stock options and Stock Appreciation Rights which are granted hereunder shall be based solely on an increase in the value of the applicable Shares after the date of grant of such Award. Thus, no stock option may be granted hereunder to a Participant with an exercise price less than the Fair Market Value of Shares on the date of grant. The maximum amount of compensation payable as an Award (other than an Award which is a stock option or Stock Appreciation Right) to any Participant during any calendar year may not exceed $1,000,000. Section 4.1 sets forth the maximum number of Shares (or cash equivalent value) with respect to which stock options or Stock Appreciation Rights may be granted to any Participant during any calendar year.

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
                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                          HCC INSURANCE HOLDINGS, INC.
            ANNUAL MEETING OF SHAREHOLDERS - TO BE HELD MAY 23, 2002
                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby constitutes and appoints Stephen L. Way and Christopher
L. Martin, and each of them, acting in the absence of others, as proxies of the undersigned, with full power of substitution in the premises to each of them, to appear and vote, as designated herein, all shares of stock of the Common Stock of HCC Insurance Holdings, Inc.(the "Company") held of record by the undersigned on April 11, 2002 at the Annual Meeting of Shareholders of the Company to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on May 23, 2002, at 8:30 a.m., Houston time, and at any and all postponements or adjournments thereof (the "Meeting").

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BELOW BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED BELOW, AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF.

1.  Election of Directors

[ ] FOR all nominees listed below (except     [ ] WITHHOLD AUTHORITY TO VOTE
    as marked to the contrary below).             for all nominees listed below.

    To elect the following Directors to serve for one-year terms of office ending at the Annual Meeting of Shareholders in the year 2003, or until their successors are duly elected and qualified.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

      Frank J. Bramanti          Marvin P. Bush
      Patrick B. Collins         James R. Crane
      J. Robert Dickerson        Edward H. Ellis, Jr.
      James C. Flagg, Ph.D.      Edwin H. Frank, III
      Allan W. Fulkerson         Walter J. Lack
      Stephen L. Way

2.  Approval of the amendments to the 2001 Flexible Incentive Plan.

           [ ] FOR              [ ] AGAINST                [ ] ABSTAIN


                 PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
                  (continued and to be signed on the reverse)

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------
                          (continued from other side)


3. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Meeting or postponement or any adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of HCC Insurance Holdings, Inc. for the fiscal year ended December 31, 2001.



                                      ------------------------------------------
                                                 SIGNATURE OF SHAREHOLDER


                                      ------------------------------------------
                                      SIGNATURE OF SHAREHOLDER (if jointly held)


                                      Dated:                              , 2002
                                            ------------------------------




                           Note: Please sign exactly as your name appears on this card. On joint accounts each joint holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.